Exhibit 99.2

Faraday Future Announces Reverse Stock Split to Preserve Nasdaq Listing and Drive Strategic Breakthroughs in Pursuit of Long-Term Stockholder Value

●	This reverse stock is being implemented after careful evaluation, as a proactive risk management measure, intended to avoid the risk of Nasdaq delisting that could be triggered if the Company’s closing bid price is at or below $0.10 for 10 consecutive trading days, establish a sustainable compliance buffer, systematically improve the Company’s capital structure, and enhance the attractiveness of the Company’s common stock to investors.

●	The Company intends to continue to strengthen its business fundamentals, advance product deliveries, and create long-term value. The Company believes that any short-term price volatility resulting from the reverse stock split will not affect its intrinsic value.

●	As the first U.S. company to deliver both humanoid and bionic EAI robots, FF has surpassed 250 units in cumulative sales, shipments, and deliveries since the end of February 2026 and is accelerating its “Four-Core Full-Stack AI” ecosystem flywheel—integrating the EAI Brain, EAI Devices, Industry Productivity Solutions and Developer Platform, and EAI Data Factory—to drive scalable growth, recurring revenue, and sustainable long-term value for stockholders.

Los Angeles, CA (July 21, 2026) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future,” “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, announced today that it will effect a 1-for-150 reverse split of its Class A common stock (the “Class A Common Stock”) and Class B common stock, each with par value of $0.0001 per share. Commencing with the opening of trading on the Nasdaq Capital Market on July 24, 2026, the Company’s Class A Common Stock will trade on a post-split basis under the same symbol, FFAI. The reverse stock split was approved by the Company’s stockholders at the annual meeting of stockholders held on May 22, 2026, with the final ratio determined by the Company’s board of directors.

Additional information concerning the reverse stock split can be found in FF’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2026.

The reverse stock split is a proactive risk management measure adopted by the Board of Directors after careful evaluation, with the following objectives:

1. Preserve the Company’s Nasdaq Listing

The Company believes that maintaining its Nasdaq listing and the continued trading of its Class A Common Stock on the Nasdaq Capital Market is of material importance to both the Company and its stockholders. Under Nasdaq Listing Rules, however, if the closing bid price of the Company’s Class A Common Stock falls to $0.10 or below for ten consecutive trading days, the Company would become subject to immediate delisting proceedings, and trading in its securities could be suspended. Given that the current trading price has approached this critical threshold, the Company’s board of directors believes it is imprudent to adopt a passive, wait-and-see approach in the face of such foreseeable and material risk. Implementing the reverse stock split at this time is designed to safeguard the Company’s Nasdaq listing, preserve liquidity and access to capital, and protect the long-term interests of all stockholders. Management is of the view that avoiding delisting risk represents the most responsible course of action for the Company’s stockholders.

2. Establish a Sustainable Compliance Buffer and Systematically Improve the Capital Structure

Through this 1-for-150 reverse stock split, the Company seeks to establish a meaningful and more durable compliance cushion. This, in turn, will allow the Company to focus on broader and more sustained capital-structure management.

3. Enhance Attractiveness to Investors

The Company views the reverse stock split as a corrective measure, which, together with continued operational improvement, is expected to bring the per share trading price of the Class A Common Stock to a level that reduces or eliminates investment and trading restrictions imposed by certain institutional investors, professional funds, and trading platforms that generally avoid low-priced securities. This expanded investor accessibility is expected to broaden the Company’s potential stockholder base, improve its stockholder composition, and create more favorable conditions for institutional investor engagement and future capital markets activities.

Authorized Shares

The reverse split does not change the total number of authorized shares of the Company’s capital stock. Maintaining an adequate pool of authorized but unissued shares provides the Company with necessary flexibility to meet contractual obligations and to pursue future financing, strategic investments, industry partnerships, merger and acquisition transactions, and other corporate purposes without the risk of delays, increased costs, or missed opportunities that could result from an insufficient number of available authorized shares. It also positions the Company to attract long-term strategic investors when appropriate. However, it does not imply that the Company intends to issue such shares immediately.

It should be noted that the number of authorized shares represents the maximum number of shares that the Company is permitted to issue, not the number of issued and outstanding shares. In any future issuance, the Company plans to continue to adhere to a prudent approach—issuing shares only as necessary for strategic growth, and carefully balancing capital needs against dilution. In addition, any material issuance of shares will be conducted in compliance with applicable laws and regulations, and will be subject to all necessary approval procedures, including, where required, stockholders’ approval at a duly called meeting. Concurrently, the Company continues to optimize its cash flow structure by expanding sales, improving per unit gross margins, and tightly controlling costs—gradually increasing the contribution of operating cash flow and reducing the Company’s strategic reliance on external financing and share issuance.

Next Steps on Business

Now that the overhang of Nasdaq minimum-price non-compliance risk has been addressed, management intends to remain focused on improving the Company’s business fundamentals.

Looking ahead, the Company believes that long-term value growth will increasingly be driven by its business operating capabilities and strategic execution. As the global EAI industry accelerates, robotics has become one of the most closely watched AI sectors in the capital markets. FFAI, the first U.S. company to deliver both humanoid and bionic EAI robots, has surpassed 250 units in cumulative sales, shipments, and deliveries to date and continues to ramp up its delivery scale.

Beyond robot device deliveries, the Company is accelerating the buildout of its “Four-Core Full-Stack AI” ecosystem flywheel, comprising the EAI Brain, EAI Devices, Industry Productivity Solutions and Developer Platform, and EAI Data Factory. As deployments scale, real-world multimodal data will continue to accumulate and feed back into the evolution of the EAI Brain and EAI Devices, creating a positive loop of “device deployment–data accumulation–Brain evolution–solution upgrades–further deployment.” This will enable FF to create sustained value across education, industrial applications, security and inspection, and other industry use cases.

At the same time, the Company is advancing the development of its self-developed EAI Brain in the U.S., while expanding industry partnerships and the developer ecosystem. These efforts are designed to evolve the business model from one-time product sales toward platform-based, ecosystem-driven, and recurring revenue streams. As the robotics business scales, data value is unlocked, and platform capabilities mature, the Company expects to further strengthen its long-term competitiveness and create sustainable long-term value for stockholders.

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a Three-in-One ecosystem of “Device, Data, EAI Brain & Open-Source and Open Platform,” FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website: https://www.ff.com/

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the development and commercialization of EREVs and AIHER systems, and integrating existing third-party range extender technology into the Faraday X concept vehicles, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, that may affect actual results or outcomes include, among others: the Company’s ability to secure the necessary funding to execute on its AI, EREV and Faraday X (FX) strategies, each of which will be substantial; the Company’s ability to design and develop EREV and AIHER technologies; the Company’s ability to design and develop AI-based solutions; competition in the AI, EREV and AIHER areas, where actual or potential competitors have or are likely to have substantial advantages relative to the Company, including but not limited to experience, expertise, funding, infrastructure and personnel; the ability of the Company to execute across multiple concurrent strategies, including the UAE, bridge strategy, or FX, EREV, AIHER, AI, and US geographic expansion; the Company’s ability to secure necessary agreements to license third-party range extender technology and/or license or produce FX vehicles in the U.S., the Middle East, or elsewhere, none of which have been secured; the Company’s ability to homologate FX vehicles for sale in the U.S., the Middle East, or elsewhere, the Company’s ability to timely regain compliance with Nasdaq’s minimum bid requirement; the Company’s common stock will be suspended from trading on Nasdaq if its closing price is $0.10 or less for 10 consecutive trading days; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy, which the Company currently lacks; the agreement of stockholders to substantially increase the Company’s share capital, which could result in substantial additional dilution; the willingness of convertible debt investors to fund the Company while it lacks sufficient share capital for conversions; demand for the Company’s robotics products; the ability of B2B preorder companies to locate customers to purchase our robotics products, on which their nonbinding preorders substantially depend; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the ability of the Company to build an EAI education ecosystem that serves both the B2C consumer market and the B2B institutional education market; the acceptance by teachers and students of the Company’s robotics products in the education market; the Company’s reliance on a single OEM for most of its robotics products; the Company’s ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and Form 10-K filed with the SEC on March 31, 2026, and other documents filed by the Company from time to time with the SEC.

Investor Relations (English): ir@ff.com
Investors (Chinese): cn-ir@ff.com
Media: john.schilling@ff.com

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